UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2014

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35637	22-3388607
(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Asta Funding, Inc. (the “Company,” “we” or “us”) held on March 11, 2014 the holders of our outstanding stock took the actions described below. As of the record date, February 6, 2014, for the annual meeting, 12,974,239 shares of common stock were issued and outstanding, each entitled to one vote per share.

1. The stockholders elected Gary Stern, Arthur Stern, Herman Badillo, David Slackman, Edward Celano, Harvey Leibowitz, and Louis A. Piccolo to serve on our board of directors for a one-year term. The results of the voting are as follows:

	For	Withheld	Broker Non-Votes
Gary Stern	6,833,962	1,143,941	2,055,049
Arthur Stern	6,833,764	1,144,139	2,055,049
Herman Badillo	6,907,768	1,070,135	2,055,049
David Slackman	6,919,514	1,058,389	2,055,049
Edward Celano	6,917,718	1,060,185	2,055,049
Harvey Leibowitz	6,912,170	1,065,683	2,055,099
Louis A. Piccolo	6,720,396	1,257,507	2,055,049

2. The stockholders also approved a proposal to ratify the selection of WeiserMazars LLP as our independent auditor for the 2014 fiscal year. The voting results for this proposal were 9,893,011 shares for, 139,129 shares against, and 812 shares abstained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: March 14, 2014	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer